EXHIBIT 32.1

CERTIFICATION  PURSUANT  TO  18  U.S.C.  SECTION  1350,  AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Blue Moon Investments, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Ward, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Blue Moon Investments, Inc. and will be retained by Blue Moon Investments, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



June 23, 2010

By: /s/  David Ward
David Ward
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer
and Accounting Officer)